Exhibit 99.1

Investor Contact:
Laurie Little
The Piacente Group, Inc.
212-481-2050
farmerbros@tpg-ir.com

Farmer Brothers Announces Agreement to Acquire Boyd Coffee Company
Significantly Strengthens Market Presence Across Multiple Customer Segments and Geographies
Expected to be Accretive to Earnings Following Integration
Conference Call August 22, 2017 at 8:00 a.m. ET/7:00 a.m. CT

Northlake, Texas--(GLOBE NEWSWIRE)—August 21, 2017— Farmer Bros. Co. (NASDAQ: FARM) (“Farmer Brothers” or the “Company”) a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products announced today that it has entered into an agreement to acquire substantially all the assets of Boyd Coffee Company (“Boyd’s”) with a combination of cash and stock.
Overview
Boyd’s is a privately-held company in business for over 100 years with a national reputation in the coffee industry. Boyd’s business model is expected to be complementary to Farmer Brothers across customer channels, product portfolios and distribution networks, including a high-touch service model of direct-store-delivery. Boyd’s generated revenue of approximately $95 million and processed and sold about 16 million pounds of green coffee during the previous twelve-month period. Boyd’s coffee sales accounted for approximately 65% of revenue with the remainder of revenue primarily coming from other beverages and accessories.
The Company expects to improve overall operational efficiency by moving the production volume associated with the acquired Boyd’s business into its existing production facilities. The transition and integration of the Boyd’s business is expected to take place over the next 12-18 months
“We believe the Boyd’s business will be an excellent strategic fit for Farmer Brothers,” said Mike Keown, Chief Executive Officer of Farmer Brothers. “We expect this acquisition will strengthen our position in the marketplace, expand our distribution footprint, and generate significant synergies.”
“We are confident Farmer Brothers is the right company to take the Boyd’s brand to the next level,” said Jeffrey Newman, Chief Executive Officer at Boyd’s. “We look forward to a smooth transition and providing the same high quality customer service that has been a hallmark of the Boyd coffee company for over 100 years.”

Randy Clark, Chairman of the Board at Farmer Brothers, noted, “We believe Farmer Brothers is in a strong position to benefit from ongoing coffee industry consolidation by executing accretive acquisitions. Coming off the successful acquisitions of China Mist and West Coast Coffee, the Boyd transaction is another opportunity to advance Farmer Brothers’ long term growth plans. I congratulate Company management for identifying this transaction in pursuit of long-term growth for our stockholders.”

Terms of Transaction
The purchase price consists of up to $42 million in cash and 21,000 shares of a new series of preferred stock (the “Preferred Stock”), subject to adjustments for working capital and certain hold-backs of cash and stock. As of the signing date, the preliminary estimated value of the Preferred Stock is $16.6 million or $789 per share, leading to an estimated value of the aggregate purchase price of $58.6 million.
Boyd’s generated revenues of approximately $95 million during the period from August 1, 2016 through July 31, 2017. Once fully integrated, Farmer Brothers currently expects the transaction to deliver between $13 to $16 million in annual incremental adjusted EBITDA. One-time costs associated with the transaction, including professional fees, integration expenses and employee-related fees are expected to be approximately $9 to $11 million, and capital expenditures are expected to be approximately $8 to $11 million through completion of integration, which is expected to be completed in approximately 12 to 18 months.
In connection with this acquisition, the Company plans to amend its existing bank credit facility. We believe this incremental liquidity, together with existing sources of cash, will be sufficient to cover the acquisition price and related one-time costs to complete the transaction.
The transaction is expected to close in the fourth quarter of calendar 2017 (which is the second quarter of fiscal 2018 for Farmer Brothers), subject to certain closing conditions.
Farmer Brothers will file a Current Report on Form 8-K with the Securities and Exchange Commission to provide further details regarding the terms of the transaction.
Latham & Watkins LLP is acting as legal advisor to Farmer Brothers.
Conference Call

Management will host an investor conference call on August 22, 2017, at 8:00 a.m. Eastern time (7:00 a.m. Central time) to discuss this announcement. The call will be open to all interested investors through a live audio web broadcast along with a prepared slide presentation via the Internet at the Company’s website www.farmerbros.com under “Investor Relations.” The call also will be available to investors and analysts by dialing (844) 423-9890 or international callers may dial (716) 247-5805. The passcode/ID is 71857769 within the U.S. and Canada.

The webcast accompanied by presentation slides will be archived for approximately 30 days on the Investor Relations section of the Company's website, and will be available approximately two hours after the end of the live webcast.

About Farmer Bros. Co.

Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. Our product lines include organic, Direct Trade and sustainably-produced coffee.

With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company is a direct distributor of coffee to restaurants, hotels, casinos, offices, quick service restaurants, convenience stores, healthcare facilities and other foodservice providers, as well as private brand retailers.
Headquartered in Northlake, Texas, Farmer Bros. Co. generated net sales of over $500 million in fiscal 2016 and has approximately 1,600 employees nationwide. The Company's primary brands include Farmer Brothers®, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™, Cain's™, McGarvey® and China Mist®.
About Boyd Coffee Company

Boyd’s Coffee is one of the oldest family-owned coffee companies in the world. Founded in 1900 in Portland, Oregon, Boyd’s has a long, storied history of helping restaurants, hotels and convenience stores attract and keep customers by providing them with consistently excellent coffee, tea and other beverages. At Boyd’s, we don’t believe that coffee bestows status or makes a statement about the person who drinks it. We believe that people are capable of making their own statements. That’s the legacy of coffee in America and that’s the Boyd’s legacy, as well.
Forward-looking Statements

Certain statements in this press release constitute “forward-looking statements.” When used in this press release, the words “will,” “expects,” “anticipates,” “estimates” and “believes,” and similar expressions and statements that are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the achievement of the anticipated benefits of the acquisition, the ability of the Company to integrate the acquisition, the risk that any announcements relating to the acquisition could impact the market price of the Company’s common stock, and the risk that the transaction and its announcement could have an adverse effect on the ability of the parties to retain customers and retain and hire key personnel and maintain relationships with their suppliers, distributors and customers.

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